Execution Copy Exhibit 10.21

THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (WITH THE RELATED RULES, THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

SENIOR CONVERTIBLE PROMISSORY NOTE

$3,000,000.00	December 23, 2013 New York, New York

FOR VALUE RECEIVED, the undersigned, Tecogen Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), HEREBY PROMISES TO PAY to the order of Michaelson Capital Special Finance Fund LP, a limited partnership organized under the laws of the State of Delaware (the “Holder”), the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) (the “Loan Amount”) together with interest due thereon, payable as provided herein.

1.Definitions and Other Interpretive Provisions.
(a)    Defined Terms. As used in this Note, the following terms have the following meanings:
“Affiliate” as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, “control”, when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.
“Annex” has the meaning assigned to such term in Section 8(m).
“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all Orders in Proceedings in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.
“Borrower” has the meaning assigned to such term in the Preamble.
“Business Day” means a day which is not a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Change of Control” means (a) a merger, consolidation, a sale of all or substantially all of the assets or similar transaction of the Borrower with or into any other Person after which the equity

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holders of the Borrower as of the date hereof fail to own at least fifty percent (50%) of the voting or management power of the surviving Person or (b) a sale (whether through one sale or multiple sales to a single Person or group of related Persons during any period of time after the date hereof) by the equity holders of the Borrower as of the date hereof of an aggregate of fifty percent (50%) or more of the Equity Interests (by voting power).
“Change of Control Notice” has the meaning assigned to such term in Section 7.
“Claim” means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.
“Code” means the Internal Revenue Code of 1986, as amended, or any similar federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.
“Common Stock” has the meaning assigned to such term in Section 6(a).
“Conditions to Funding” has the meaning assigned to such term in Section 3.
“Conversion Price” means $5.40 per share of Common Stock of the Borrower, as adjusted from time to time pursuant to the terms hereof.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payables incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business which in all cases are subject to the limitations set forth in Section 10(a)(ii)(B)(x)), (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all capital lease obligations of such Person, (d) all obligations of such Person, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit, (e) all Liabilities secured by any lien on any property owned by such Person, even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person in respect of interest rate or currency protection agreements, (g) all Debt of one or more others guaranteed directly or indirectly in any manner by such Person and (h) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt described above or other obligation payable or performable by another Person in any manner, whether directly or indirectly.
“Debtor Relief Law” means the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended from time to time, or any successor statute, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, winding up or similar debtor relief laws, whether federal, state, local or foreign from time to time in effect affecting the rights of creditors generally.
“Default Rate” has the meaning assigned to such term in Section 4(b).
“Dispose” has the meaning assigned to such term in Section 10(d).

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“Equity Interests” has the meaning assigned to such term in Section 8(b).
“Event of Default” has the meaning assigned to such term in Section 12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Funding Date” means the date first set forth above.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.
“Holder” has the meaning assigned to such term in the Preamble.
“Indemnitee” has the meaning assigned to such term under Section 27.
“Interest Payment Date” has the meaning assigned to such term in Section 4(c).
“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
“Loan” has the meaning assigned to such term in Section 2(a).
“Loan Amount” has the meaning assigned to such term in the Preamble.
“Mandatory Conversion” has the meaning assigned to such term in Section 6(b).
“Material Adverse Effect” means a material adverse effect on (i) the business, operations, prospects, properties, assets or financial or other condition of the Borrower and its Subsidiaries, taken as a whole, or (ii) the Borrower’s ability to pay or perform its obligations under this Note.
“Margin Stock” means “margin stock”, as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Maturity Date” has the meaning assigned to such term in Section 5(b).
    “Merge” has the meaning assigned to such term in Section 10(c).
“Note” means this Senior Convertible Promissory Note issued by the Borrower if favor of the Holder.
“Notice of Borrowing” has the meaning assigned to such term in Section 3(b).

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“Obligations” means, in each case, whether now in existence or hereafter arising: the principal of and interest of the Loan, and all other fees and commissions, charges, indebtedness, loans, Liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Holder, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, pursuant to this Note or any other document, agreement, instrument or certificate executed by the Borrower in connection with or pursuant to the terms of this Note, and including any such obligations incurred after the commencement of any proceeding under any Debtor Relief Law (including any interest accruing under this Note after the filing of a petition with respect to the Borrower under any Debtor Relief Law whether or not allowed or allowable as a Claim in the related proceeding).
“OFAC” has the meaning assigned to such term in Section 8(m).
“Optional Conversion” has the meaning assigned to such term in Section 6(a).
“Optional Repayment Amount” has the meaning assigned to such term in Section 5(a).
“Order” means any final non-appealable judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority.
“Patriot Act” has the meaning assigned to such term in Section 8(m).
“Person” shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.
“Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.
“Proceeding” means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.
“Rate” has the meaning assigned to such term in Section 4(a).
“Registration Statement” has the meaning assigned to such term in Section 11.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Solvent” means, with respect to any Person, that such Person is solvent, is able to pay its debts as they become due and owns property having a value both at fair valuation and a present fair salable value greater than the amount required to pay such debts as they mature, and will not be rendered insolvent, or be left with insufficient capital, or be unable to pay its debts as they mature, by the execution, delivery and performance of this Note to which the Borrower is a party or by the transactions contemplated hereunder or thereunder.

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“Subsidiary” means, at any time, a corporation, partnership, joint venture, limited liability company or other business entity of which either (i) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (ii) more than a 50% interest in the profits or capital of such Person are at the time owned or controlled directly or indirectly by the Borrower or through one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower.
“Tax” means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any Liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated or combined group.
“Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.
“Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return required to be filed with any Tax Authority with respect to Taxes.
“Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided, that, “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 P.M., New York City time).
“Volume Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 A.M., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 P.M., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 A.M., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 P.M., New York City time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink

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sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Borrower and the Holder. If the Borrower and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 18. All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during the applicable calculation period.
(b)    Other Interpretive Provisions.
(i)    Unless otherwise specified herein or therein, all terms defined in this Note shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.
(ii)    The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note; and subsection, section, schedule and exhibit references are to this Note unless otherwise specified.
(iii)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”
(iv)    Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Note, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms hereof.
(v)    All references to “Dollars” shall mean the dollar currency of the United States of America. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
2.    Loan; Ranking.
(a)    Loan. The Holder hereby agrees to make on the Funding Date the payment of the Loan Amount (the “Loan”), subject to the satisfaction of the Conditions to Funding.
(b)    Ranking. All Obligations shall be senior in right of payment to (a) all Debt of the Borrower, whether now existing, as shall be included on Schedule I attached hereto, or hereafter arising, except specifically permitted herein and in Section 10, and (b) all classes of Equity Interests issued after the date hereof.

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3.    Conditions to Funding. The funding of the Loan shall be subject to the satisfaction of, or the waiver by the Holder of, each of the following conditions (the “Conditions to Funding”):
(a)    The Holder shall have received the following, each in form and substance satisfactory to the Holder in its sole discretion:
(i)    an executed copy of this Note;
(ii)    an executed copy of the Common Stock Purchase Agreement as set forth on Exhibit “A” hereto for the purchase by the Holder of Two Million Dollars ($2,000,000.00) of the Borrower’s Common Stock (defined below) to be completed in connection with the Loan;
(iii)    a copy of the Certificate of Incorporation of the Borrower, certified as of a recent date by the Secretary of State or similar authority of its jurisdiction of incorporation;
(iv)    a copy of the Bylaws of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower;
(v)    a copy of resolutions of the Board of Directors of the Borrower approving this Note, the Loan and the other transactions contemplated hereunder;
(vi)    an incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower, certifying the names and signatures of the officers of the Borrower or other Persons authorized to execute this Note and the other documents to be delivered hereunder, including the resolutions of the Board of Directors of the Borrower referenced in the preceding clause;
(vii)    evidence of payment of all reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses) required to be paid to the Holder on or prior to the Funding Date by the Borrower pursuant to this Note, the term sheet related hereto or any other written agreement; and
(ix)    such documentation and other information that the Holder may reasonably request as of the Funding Date.
4.    Interest.
(a)    Rate. Interest will be paid in advance on the unpaid principal balance of this Note at a rate of Four percent (4.00%) per annum (calculated on the basis of a 360-day year) (the “Rate”). Notwithstanding the foregoing, any interest (including, without limitation, any interest at the applicable Default Rate) payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.
(b)    Default Rate. Notwithstanding the foregoing, at all times after the occurrence and during the continuance of an Event of Default, whether or not the Holder has accelerated payment of this Note, or after maturity (by acceleration or otherwise) or judgment, interest under this Note shall accrue at a rate per annum equal to the Rate plus (i) 4.00%, after the occurrence and during

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the continuance of an Event of Default relating to the payment of principal and/or interest owed hereunder and (ii) 2.00%, after the occurrence and during the continuance of any other Event of Default (the “Default Rate”).
(c)    Interest Payments. Interest (other than any interest at the applicable Default Rate) is to be paid in advance on the first (1st) day of each month beginning with the Funding Date (each, an “Interest Payment Date”) and shall be paid in cash. Interest at the Default Rate shall be payable in cash and shall be due on demand.
5.    Payments.
(a)    Optional Prepayments. The Borrower may at any time upon ten (10) Business Days prior written notice to the Holder, no later than 11:00 A.M. (New York City time), prepay all of the then outstanding principal and interest due and payable under this Note in full, at any time prior to the Maturity Date for an amount equal to 120% of the then outstanding principal and interest due and payable as of the date of such prepayment (the “Optional Repayment Amount”). Any such notice of prepayment shall specify (i) the prepayment date and (ii) the total outstanding principal amount and accrued but unpaid interest of the Loan to be prepaid. Any notice of prepayment delivered to the Holder pursuant to the preceding sentence shall not thereafter be revocable by the Borrower and the payment amount specified in such notice of prepayment shall be due and payable on the date specified therein.
(b)    Payment At Maturity. Subject to Sections 6(a) and 6(b), the outstanding principal amount of this Note, together with all due and unpaid interest, shall be due and payable in cash on the date that is the earlier of (i) the third (3rd) anniversary of the date of this Note and (ii) such earlier date on which such amounts become due and payable pursuant to Section 12 (such date, the “Maturity Date”).
(c)    Payments Generally. Any cash payments of principal and interest (including, without limitation, interest at the applicable Default Rate) under this Note shall be made to the Holder in United States dollars in immediately available funds, without setoff, defense or counterclaim at the offices of the Holder, 400 Madison Avenue, Suite 2A, New York, NY 10017, or such other place as the Holder may designate from time to time. The Borrower shall make any such payments hereunder no later than 4:00 P.M. (New York City time) on the day when due; provided, that if any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the immediately following Business Day. Any payment received after 5:00 P.M. (New York City time) shall be deemed to have been received on the next Business Day and interest shall continue to accrue at the required rate hereunder until such Business Day.
6.    Conversion.
(a)    Optional Conversion. At the Holder’s sole option, on the Maturity Date, or upon such earlier date as the Holder shall determine in its sole and absolute discretion, all or any portion (if the portion to be converted is at least One Hundred Thousand Dollars ($100,000.00) at any time) of the outstanding principal balance of this Note, together with all unpaid interest, shall be converted

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into fully paid, validly issued and nonassessable $0.001 par value per share, common stock of the Borrower (the “Common Stock”), based on the Conversion Price (the “Optional Conversion”), as evidenced by a Notice of Conversion in form and substance substantially similar to Exhibit “B” hereto.
(b)    Mandatory Conversion. If at any time, (i) the Common Stock shall be trading on NASDAQ or another “national securities exchange” that has registered with the Securities and Exchange Commission under Section 6 of the Exchange Act, (ii) the resale of the Common Stock issued or issuable upon conversion of this Note is subject to an effective Registration Statement or such Common Stock otherwise qualifies for unrestricted resale under the federal securities laws, (iii) the arithmetic average of the Volume Weighted Average Price of the Common Stock for the twenty (20) consecutive Trading Days preceding the Borrower’s notice of mandatory conversion exceeds 185% of the Conversion Price (subject to appropriate adjustments pursuant to clause (c) below) and (iv) the dollar value of the average daily trading volume of the Common Stock for the twenty (20) consecutive Trading Days preceding the Borrower’s notice of mandatory conversion exceeds One Hundred Fifty Thousand Dollars ($150,000.00), the Borrower, with at least ten (10) Business Days prior written notice to the Holder, shall have the right to require Holder to convert all of the then outstanding principal balance together with all unpaid interest of this Note into Common Stock, based on the Conversion Price (the “Mandatory Conversion”), pursuant to a subscription agreement or purchase agreement or any other similar instrument to be entered into by the Holder and the Borrower in order to evidence the Mandatory Conversion in form substantially similar to Exhibit “C” hereto.
(c)    Conversion Price Adjustment. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the Holder shall thereafter be entitled to purchase that number of shares of Common Stock of the Borrower obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. If the Borrower subdivides (by any share dividend, share split, recapitalization or otherwise) one or more classes of its Equity Interests into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower combines (by combination, reverse share split or otherwise) one or more classes of its Equity Interests into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. If the Borrower (i) sells or issues any Common Stock for a price at or below $4.50 per share of Common Stock, or (ii) distributes to the holders of its outstanding Common Stock, with or without consideration, any cash, securities or other property (including, without limitation, the distribution of assets of the Borrower, cash dividends and other distributions, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, and the non-cash issuance of equity securities of the Borrower), then, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction (i) the numerator of which shall be the then per share fair market value on such date of such cash, securities or other property so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Borrower in good faith and (ii) the denominator of which shall be the prior Conversion Price;

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provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this clause (c). Notwithstanding the foregoing, (i) the Conversion Price shall not be adjusted in connection with the issuance or exercise of any rights, warrants or options to subscribe for or purchase Equity Interests pursuant to existing employee option grant instruments as of the Funding Date as set forth on Schedule I hereto and the issuance of option grants to employees at an exercise price of not less than $4.50 per share of Common Stock after the Funding Date and (ii) no such adjustment shall be required if the Borrower makes an identical distribution to the Holder of this Note as if this Note, immediately prior to such distribution, had hypothetically converted this Note into Common Stock on the terms contained herein.
(d)    Fractional Units. If, after aggregation, the Optional Conversion or the Mandatory Conversion would result in the issuance of a fractional unit, the Borrower shall, in lieu of issuance of any fractional unit, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then Conversion Price of one unit of Common Stock by such fraction.
7.    Rights Upon Change of Control. No later than ten (10) Business Days prior to the consummation of a Change of Control, the Borrower shall deliver written notice thereof to the Holder (the “Change of Control Notice”). Upon receipt of the Change of Control Notice, at the Holder’s sole option, (i) the Obligations shall be assumed, on the terms and conditions set forth in this Note, through an assignment and assumption agreement, in form and substance satisfactory to the Holder, by the surviving entity, or (ii) the Borrower shall prepay all of the then outstanding principal and unpaid interest under this Note in full at the then Optional Repayment Amount.
8.    Representations and Warranties. The Borrower hereby represents and warrants, as of the date made or deemed made, that:
(a)    the Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under this Note;
(b)    all the outstanding stock, or other equivalents of, or other ownership or equity interests in the Borrower and warrants, options or other rights to acquire any such units or interests of the Borrower (the “Equity Interests”) are set forth on Schedule I attached hereto and are, or when issued will be, validly issued, fully paid and nonassessable;
(c)    (i) there are no options, warrants, agreements, instruments or securities or rights of any kind relating to the issued or unissued Equity Interests or obligating the Borrower to issue, transfer, grant or sell any Equity Interests; (ii) there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests; (iii) no plan, unit purchase, unit option or other agreement or understanding between the Borrower and any holder of any Equity Interests or rights to acquire any Equity Interests provide for the acceleration or other changes in the vesting provisions or other terms of such Equity Interests as a result of any merger, sale of Equity Interests or assets, change in control or other similar transaction by the Borrower;

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(d)    the Borrower has complied and will comply with any applicable federal and state securities laws in connection with the issuance of Equity Interests;
(e)    the Borrower has all necessary power and authority to execute and deliver this Note and to perform its obligations hereunder (including, without limitation, the conversions of the Loan into Common Stock contemplated hereunder and the transactions contemplated hereunder). The Borrower’s board of directors and shareholders have taken all actions necessary for the authorization, execution and delivery of this Note and the performance of the obligations of the Borrower hereunder (including, without limitation, the conversions of the Loan into Common Stock contemplated hereunder and the transactions contemplated hereunder). This Note has been duly and validly executed and delivered by the Borrower, and constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;
(f)    (x) the Borrower and/or Subsidiary of the Borrower is and (y) to the Borrower’s knowledge, each Affiliate of the Borrower and Person who has an ownership interest in the Borrower, or has or will have an interest in the transaction contemplated by this Note or will participate, in any manner whatsoever, in receiving or utilizing the proceeds of the Loan, whether directly or indirectly, is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in full compliance with the requirements of the USA Patriot Act 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (the “Patriot Act”) and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to the Holder for the Holder’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not acting, and if other than a natural person, owned or controlled by and/or will not in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act;
(g)    all Tax Returns required to be filed by the Borrower and each of its Subsidiaries in any jurisdiction have been filed, and all Taxes, assessments, fees and other governmental charges upon the Borrower and each of its Subsidiaries, or upon any of the Borrower’s or any such

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Subsidiary’s property or income, which are shown to be due and payable on such Tax Returns have been paid, and the Borrower is not aware of any proposed additional tax assessment or Tax to be assessed against or applicable to the Borrower or any of its Subsidiaries;
(h)    there is no Claim or Proceeding (i) pending, which if adversely determined (taking the fact as alleged in such Proceeding as true for such purposes) could reasonably be expected to have a Material Adverse Effect or (ii) to the Borrower’s knowledge, threatened against or affecting the Borrower or its Subsidiaries or any of their respective properties or assets, which if adversely determined could reasonably be expected to have a Material Adverse Effect; and
(i)    no representation or warranty of the Borrower in this Note and no written statement furnished by the Borrower or any officer, manager, counsel, representative or other agent of the Borrower pursuant to or in connection with this Note contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements hereunder or thereunder in light of the circumstances in which they were made, not misleading; and, to the Borrower’s knowledge, there are no facts which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.
9.    Affirmative Covenants. Until all of the Obligations have been paid or otherwise satisfied in full, the Borrower shall, and shall ensure that each of its Subsidiaries shall:
(a)    (i) preserve and maintain its separate existence, form, jurisdiction of organization and tax status, and all rights, franchises, licenses and privileges necessary to the conduct of its business, and (ii) qualify and remain qualified as a foreign entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    (i) protect and preserve all properties useful in and material to its business, including, without limitation, copyrights, patents, trade names and trademarks, (ii) maintain in good working order and condition (subject to ordinary wear and tear) all buildings, equipment and other tangible real and personal property, and (ii) from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect;
(c)    observe and remain in compliance with all Applicable Laws (including, without limitation, all applicable communications laws and regulations (including federal and state regulations and orders), reporting requirements under the Exchange Act and all applicable federal and state securities laws) and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other qualifications of, registrations and filings with, and reports to, all Governmental Authorities;
(d)     (i) prior to the occurrence and continuance of an Event of Default, upon reasonable prior notice, and (ii) at any time thereafter, in each case permit the Holder (or its agents) to enter its business premises and to inspect its books and records and speak with its senior employees during

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normal business hours and without undue disruption or interference to its business for the purpose of evaluating the compliance of the Borrower with the terms hereof;
(e)    furnish to the Holder on a confidential basis, (i) from time to time as the Holder may reasonably request, financial statements for the Borrower or a Subsidiary as the Holder may request; (ii) as soon as available and in any event within thirty (30) days after the end of each quarter of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in form acceptable to the Holder in its reasonable discretion; (iii) by March 30th of the following fiscal year, a copy of the audited financial statements for the Borrower and its Subsidiaries, dated within ninety (90) days, containing the balance sheet of the Borrower and its Subsidiaries and statements of annual income and cash flows of the Borrower and its Subsidiaries, all in form acceptable to the Holder in its reasonable discretion; (iv) as soon as practicable and in any event within five (5) days after the occurrence of a Material Adverse Effect, or an Event of Default and the action that the Borrower has taken or proposes to take with respect thereto; and (v) such other information in respect of the Borrower and its Subsidiaries, including management letters, financial statements, Tax Returns, investment statements and other information, as the Holder may from time to time reasonably request; provided, however, that the preceding (i), (ii) and (iii) shall not apply to the Borrower if the Borrower is subject to the reporting requirements of the Exchange Act;
(f)    take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of the maximum number of shares of Common Stock issuable upon conversion of this Note hereunder (without taking into account any limitations on the conversion of the Loan); and
(g)    timely file all reports required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act.
10.    Negative Covenants. Until all of the Obligations have been paid or otherwise satisfied in full, the Borrower shall not, and shall ensure that each of its Subsidiaries shall not, in each case without the prior written consent of the Holder:
(a)    create, incur, assume, guarantee or be or remain liable with respect to any Debt other than the following:

(i)	Obligations;

(ii)
Debt (A) existing as of the date of this Agreement and as set forth on Schedule I attached hereto, provided, that the Debt in the form of a letter of credit issued by Enterprise Bank and Trust Company on behalf of the Borrower shall be terminated no later than January 30, 2014, or (B) incurred in the ordinary course of business since the date hereof in the form of (x) business office rentals, leases of executive automobiles and office equipment in an aggregate amount not to exceed $100,000, at any time outstanding and (y)

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performance bonds, and in each case any renewals and refinancings thereof, but not any increase in the principal amounts thereof;

(iii)	Debt for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made;

(iv)	Debt consisting of guarantees of Debt permitted hereunder and junior in priority to the Obligations;

(v)
Debt in respect of capital leases or consisting of purchase money loans incurred or created after the Funding Date; provided that the Borrower may incur such Debt after the Funding Date in the aggregate amount of $100,000; and

(vi)
Debt from John Hatsopoulos in favor of the Borrower in an amount of no more than $2,950,000; provided, that such Debt is subordinated in right of payment to the Obligations in a subordination agreement in favor of the Holder, which is in form and substance satisfactory to the Holder and is executed prior to the incurrence of such Debt.

(b)    create or suffer to exist any lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt of any Person, including retention arrangement or escrow agreements having the effect of granting a lien, other than liens in favor of the Holder, except for the following:
(i)    liens existing on the Funding Date and disclosed in Schedule II, provided, that the all assets lien in favor of Enterprise Bank and Trust Company, which secures the Debt described in Section 10(a)(ii)(A), shall be released no later than [•], 2014;
(ii)    liens for taxes, assessments or governmental charges or Claims the payment of which are not yet delinquent or are being contested in good faith and for which the Borrower or such Subsidiary has allocated appropriate reserves in accordance with GAAP;
(iii)    statutory inchoate liens in connection with workers’ compensation, unemployment insurance, or other social security obligations;
(iv)    mechanic’s, workman’s, materialman’s, landlord’s, carrier’s, or other similar liens arising in the ordinary course of business with respect to obligations that are not due;
(v)    liens in the form of usual and customary cash collateral to secure performance bonds;
(vi)    any lien with respect to capital leases or purchase money loans permitted hereunder, provided that such lien does not extend to or cover any property of the Borrower other than the property being leased or acquired;

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(vii)    easements, rights of way, restrictions and other similar charges relating to real property and not interfering in a material way with the ordinary conduct of the Borrower’s business; and
(viii)    encumbrances constituting a renewal, extension or replacement of any encumbrance permitted pursuant to this Section 10.
(c)    dissolve, liquidate or cease to exist, or consolidate with or merge (collectively, “Merge”) into another entity or permit one or more entities to consolidate with or merge into it;
(d)    sell, lease, transfer, license or otherwise dispose (collectively, “Dispose”) of any of its assets, whether now owned or hereafter acquired, whether real or personal, or enter into any arrangement, directly or indirectly, with any Persons to do any of the foregoing; provided, that it may Dispose of (i) obsolete or worn out property, whether now owned or hereafter acquired, and (ii) inventory in the ordinary course of business;
(e)    declare, make or pay any dividends or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interest that is subordinate to the Obligations;
(f)    pay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (including, without limitation, by the exercise of any right of setoff) any Debt owed to any Affiliate of the Borrower or any Subsidiary thereof, except for (i) any scheduled interest payments set forth in the existing instruments evidencing the Debt listed on Schedule I hereto, and (ii) existing Debt of John Hatsopoulos in favor of the Borrower in an amount no greater than $2,950,000 which may be redeemed or prepaid on or before January 10, 2014; and
(g)    terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
11.    “Shelf” Registration Statement. The Borrower shall (a) file with the Securities and Exchange Commission no later than ninety (90) days following the Funding Date, a “shelf” registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Common Stock issuable upon conversion of the Loan Amount as contemplated hereunder and (b) use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable and to cause such Registration Statement to remain effective through (and including) the Maturity Date.
12.    Events of Default. The occurrence and continuation of one or more of the following events (each, an “Event of Default”) shall constitute an Event of Default:
(a)    the Borrower shall fail to pay any outstanding principal or interest, fees or other amount payable hereunder when the same becomes due and payable (whether at stated maturity or otherwise); or

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(b)    any representation, warranty or certification made herein or pursuant hereto (or in any modification or supplement hereto) by the Borrower shall prove to have been false or misleading as of the time made in any material respect; or
(c)    (i) the Borrower or any Subsidiary of the Borrower shall default in the performance of any of its obligations under Sections 2(b) or 6 hereof, or (ii) the Borrower or any Subsidiary of the Borrower shall default in the performance of any of its other obligations hereunder and such default (if remediable) shall continue unremedied for a period of ten (10) days after notice thereof; or
(d)    the Borrower or any Subsidiary of the Borrower shall fail to pay when due any principal of or interest on any Debt, when and as the same shall become due and payable beyond any applicable grace period, or any such Debt shall become due and payable in advance of its stated maturity, or there shall occur any default or event of default by the Borrower or any Subsidiary of the Borrower under any agreement relating to such Debt and such default or event of default is not remedied within any applicable grace period relating thereto; or
(e)    the Borrower or any Subsidiary of the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
(f)    the Borrower or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any Debtor Relief Law, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding‑up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Debtor Relief Law or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
(g)    a proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary of the Borrower, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding‑up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any Subsidiary of the Borrower or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any Subsidiary of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower or any Subsidiary of the Borrower shall be entered in an involuntary case under any Debtor Relief Law; or
(h)    a Registration Statement covering the resale of the Common Stock shall not have been declared effective within one (1) year from the Funding Date.

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(i)    Upon the occurrence and during the continuance of an Event of Default other than one referred to in clause (f) or (g) of this Section, the Holder may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon such amounts shall be immediately due and payable at the Optional Repayment Amount without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section, the Obligations shall automatically become immediately due and payable at the Optional Repayment Amount without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
(j)    The Holder is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all balances, credits, deposits, accounts or monies at any time held and other obligations or indebtedness at any time owing by the Holder or its Affiliates to or for the account of the Borrower against any and all of the Obligations, whether or not the Holder shall have made any demand hereunder or thereunder. The rights of the Holder under this Section are in addition to, and do not derogate from or impair, other rights and remedies which the Holder may have in law and in equity.
13.    Taxes.
(a)    If the Borrower shall be required by law to deduct any Taxes from or in respect of any payment under this Note that are not credited to the account of the Holder with the relevant Governmental Authority, then (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions and (c) the Borrower shall pay on a timely basis the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b)    The Holder shall deliver at the time(s) and in the manner prescribed by Applicable Law, to the Borrower, a properly completed and duly executed United States Internal Revenue Service Form W-9, or any successor form, certifying that the Holder is exempt from United States backup withholding with respect to payments made hereunder.
(c)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the prepayment or payment in full or in part of the Loan and the interest thereon of this Note.
14.    Observer Rights. The Borrower hereby grants to the Holder, until the Obligations have been paid or otherwise satisfied in full, the right to appoint one (1) individual with full observation rights to attend all meetings of its Board of Directors and any of its committees (the “Observer”). The Borrower hereby acknowledges and agrees that the Observer may choose to attend any meetings of the Borrower’s Board of Directors or any of its committees via teleconference and the Borrower shall accommodate such request upon reasonable prior written notice from the

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Holder. The Borrower shall provide to the Holder all presentation materials as and when provided to its directors.
15.    Waiver. Except to the extent expressly required by the terms hereof, the Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note. The Holder shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by the Holder. Any failure on the part of the Holder at any time to require the performance by the Borrower of any of the terms or provisions hereof, even if known, shall in no way affect the Holder’s right thereafter to enforce the same, nor shall any failure of the Holder to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of the Holder to insist on strict compliance with the terms and conditions hereof.
16.    Amendment. No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
17.    Assignment. This Note shall be binding upon and inure to the benefit of the Holder and its successors and assigns and the Borrower and its successors and permitted assigns. The Borrower shall not assign any of its rights or obligations under this Note without the prior written consent of the Holder, which consent may be withheld in the Holder’s sole discretion. The Holder shall have the right to assign any of its rights or obligations under this Note to any person or entity, without the prior written consent of the Borrower. Any assignment or transfer in contradiction of this Section shall be null and void.
18.    Dispute Resolution. In the case of a dispute as to the determination of the Volume Weighted Average Price or the Conversion Price, the Borrower shall submit the disputed determinations or arithmetic calculations via (i) facsimile or electronic mail and (ii) overnight courier within two (2) Business Days of receipt, or deemed receipt, of the relevant conversion notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Borrower are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Borrower shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Volume Weighted Average Price to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price to the Borrower’s independent, outside accountant. The Borrower, at the Borrower’s sole expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.
19.    Severability. In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining

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provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
20.    Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws that would otherwise direct application of the laws of another jurisdiction.
21.    Consent to Jurisdiction and Venue. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
22.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
23.    Counterparts; Facsimile or Electronic Mail Execution. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which,

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when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. Delivery of an executed counterpart of this Note by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Note. Any party delivering an executed counterpart of this Note by facsimile or electronic mail also shall deliver an original executed counterpart of this Note but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.
24.    No Third-Party Beneficiaries. No provision hereof is intended to confer, will confer, or will be deemed to confer benefits, rights, or remedies upon any person other than upon the Holder and the Borrower, their respective successors and assigns.
25.    Captions. Titles, captions, and headings included herein are for convenience of reference only and do not affect the meaning, construction, or interpretation hereof or of any provision hereof.
26.    Fees and Expenses. The Borrower hereby agrees to pay on demand all reasonable fees, costs and expenses of the Holder in connection with the preparation, negotiation, execution, delivery, administration, modification or amendment of this Note, including travel costs, investigative, solvency, background and other third party fees and expenses, search, filing and recording fees and taxes, the reasonable fees and expenses of counsel for the Holder with respect thereto and with respect to advising the Holder as to its rights and responsibilities under such documents (which fees and expenses of counsel for the preparation, negotiation, execution and initial delivery of this Note shall not exceed $40,000); provided, that the Borrower shall not be responsible for such fees, costs and expenses if all of the Conditions to Funding have been satisfied but the Holder (i) completes its due diligence, (ii) obtains its investment committee approval for the Loan, and (iii) unreasonably declines to fund the Loan Amount and complete the Loan transaction. In addition, the Borrower shall reimburse Holder for any of its fees, costs and expenses for the normal administration of this Note, after the Funding Date in an amount not to exceed $5,000 per annum. The Borrower further agrees to pay on demand all fees, costs and expenses of the Holder, if any (including, without limitation, counsel fees and expenses), in connection with the amendment or modification of this Note, the exercise of the conversion rights hereunder (including the preparation and/or review of any and all documentation related thereto), and the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note. This covenant shall survive termination of this Note and satisfaction of the Obligations hereunder.
27.    Notices. Any notice, request or other communication to be given or made under this Note shall be in writing and, unless otherwise specified herein, may be delivered by hand, airmail, facsimile, electronic mail or established courier service to each party hereto at its respective address specified below its name on the signature page hereto or at such other address as it may notify the other party hereto in writing from time to time, and will be effective upon receipt.
28.    Entire Agreement. This Note contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

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29.    Patriot Act. The Holder hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Holder to identify the Borrower in accordance with the Patriot Act. The Borrower shall promptly following a request by the Holder, provide all documentation and other information that the Holder requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
30.    Broker’s Fee. The Borrower hereby represents that (i) other than Ardour Capital Investments, LLC, it has not engaged any other broker, finder, commission agent or any other intermediary in connection with the Loan or the other transactions contemplated hereby, (ii) it will be solely responsible for the fees of Ardour Capital Investments, LLC, and (iii) it neither is nor will be obligated for any other brokers’ or finders’ fee or commission in connection therewith.
31.    Certain Understandings. This Note is intended to create a borrower/lender relationship. This Note does not create any agency, joint venture, partnership or formal business organization of any kind between the Borrower and the Holder, nor does it create any right, power or authority to act on behalf of the other party, other than as expressly set forth in this Note.
32.    Treatment of Note. To the extent permitted by generally accepted accounting principles, the Borrower will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any Tax Returns.
33.    Survival of Representations and Warranties. All representations and warranties made hereunder or any other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof.
34.    Time of Essence. The Borrower hereby agrees that time is of the essence with respect to this Note.
[Signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Senior Convertible Promissory Note as of the date first above written.

TECOGEN INC.,
a Delaware corporation

By: /s/ John N. Hatsopoulos
Title: CEO

Address:
45 First Avenue
Waltham, Massachusetts 02451

ACCEPTED AND AGREED TO:

MICHAELSON CAPITAL SPECIAL FINANCE FUND LP,
a Delaware limited partnership

By: /s/ John Michaelson
Title: Managing Partner

Address:
400 Madison Avenue, Suite 2A
New York, NY 10017

[Signature Page to Senior Convertible Promissory Note]
US_ACTIVE-115646469

SCHEDULE I
EXISTING DEBT, EQUITY INTERESTS AND GRANTS

DEBT
John N. Hatsopoulos
	Demand notes, principal	1,750,000
	Accrued interest as of December 31, 2013	167,469
	Line of Credit, principal	1,200,000
	Accrued interest as of December 31, 2013	24,555
	Principal
	Total, principal	2,950,000	*
	Accrued interest as of December 31, 2013	192,024	*
*	To be paid in January 2014, after note closing

EQUITY INTERESTS
CAP TABLE - December 18, 2013 - Update from S-1 dated September 3, 2013
5% Holders:
John N. Hatsopoulos	3,718,839
George N. Hatsopoulos	3,630,457	(1)
RBC cees Nominees Limited	904,105
Joseph J. Ritchie	896,613
Directors and Officers:
John N. Hatsopoulos	3,718,839
George N. Hatsopoulos	3,630,457
Robert A. Panora	225,850
Bonnie J. Brown	106,250
Charles T. Maxwell	87,500
Angelina M. Galiteva	62,500
Ahmed F. Ghoniem	37,500
Joseph E. Aoun	0
All executive officers and directors as a group (8 persons)	7,868,896

Shares outstanding as of December 20, 2013	14,676,005	(2) (3)
Options outstanding as of December 20, 2013	1,109,000	(4) (5)

(1)	George converted debt with principal of $90,966.98 plus interest of $11,279.90 to shares of the Company's common stock.
(2)	Increase represents private placement currently in process which has increased the shares outstanding by 997,494 plus the converted shares from (1) above.
(3)
Up to 2,500,000 shares has been authorized by the board to be issued in connection with an ongoing private placement. As of December 18, 2013, 997,494 have been issued providing 1,502,506 remaining shares authorized for issuance under the ongoing private placement.

(4) 25,000 options exercised at $0.12 per share in October 2013.
(5) See separate schedule for detail.

[Schedule I to Senior Convertible Promissory Note]
US_ACTIVE-115646469

STOCK OPTION SUMMARY
Grant Date	# Shares	Price
2/24/2004	7,500	$ 1.20
9/29/2005	25,000	$ 1.20
2/13/2008	391,250	$ 1.20
3/11/2009	100,000	$ 2.00
2/18/2010	25,000	$ 2.60
2/15/2011	474,000	$ 2.60
11/10/2011	31,250	$ 2.80
8/29/2012	12,500	$ 3.20
12/31/2012	5,000	$ 3.20
6/3/2013	37,500	$ 3.20
	1,109,000

[Exhibit “A” to Senior Convertible Promissory Note]
US_ACTIVE-115646469

SCHEDULE II
LIENS

•	Letter of Credit in favor of Enterprise Bank & Trust Company, securing Performance Bond, in an amount of Five Hundred Seventy Seven Thousand Three Hundred Dollars ($577,300).*

*Expected release of Performance Bond is Q2 2014.

[Schedule II to Senior Convertible Promissory Note]
US_ACTIVE-115646469

EXHIBIT “A”
FORM OF COMMON STOCK PURCHASE AGREEMENT

[Filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2013]

[Exhibit “A” to Senior Convertible Promissory Note]
US_ACTIVE-115646469

EXHIBIT “B”
FORM OF NOTICE OF CONVERSION
Pursuant to that certain Senior Convertible Promissory Note dated as of December [•], 2013 (as amended, amended and restated, supplemented, or otherwise modified from time to time to the date hereof, the “Note”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by Tecogen Inc., a Delaware corporation (the “Borrower”), in favor of Michaelson Capital Special Finance Fund LP, a Delaware limited partnership (the “Holder”), the Holder hereby elects to convert the Aggregate Conversion Amount indicated below into Common Stock, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Aggregate Conversion Amount is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

The Holder hereby represents that it is an “Accredited Investor” as defined in the rules and regulations under the Securities Act.
DATED: ___________________        MICHAELSON CAPITAL SPECIAL FUND LP
By:

Name:
Title:

[Exhibit “B” to Senior Convertible Promissory Note]
US_ACTIVE-115646469

ACKNOWLEDGMENT
The Borrower hereby acknowledges this Notice of Optional Conversion and hereby directs [Insert name of Borrower’s transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the transfer agent instructions from the Borrower and acknowledged and agreed to by [Insert name of Borrower’s transfer agent].

DATED: ___________________            TECOGEN INC.
By:

Name:

Title:

[Exhibit “B” to Senior Convertible Promissory Note]
US_ACTIVE-115646469

EXHIBIT “C”
FORM OF NOTICE OF MANDATORY CONVERSION
Reference is made to that certain Senior Convertible Promissory Note dated as of December [•], 2013 (as amended, amended and restated, supplemented, or otherwise modified from time to time to the date hereof, the “Note”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by Tecogen Inc., a Delaware corporation (the “Borrower”), in favor of Michaelson Capital Special Finance Fund LP, a Delaware limited partnership (the “Holder”).
The Borrower hereby represents and warrants to the Holder that on the date hereof:
1.    the Common Stock is trading on a nationally recognized stock exchange;
2.    the Common Stock is subject to an effective Registration Statement;
3.     the arithmetic average of the Volume Weighted Average Price of the Common Stock for the preceding twenty (20) consecutive Trading Days exceeds 185% of the Conversion Price; and
4.    the dollar value of the average trading volume of the Common Stock for the preceding twenty (20) consecutive Trading Days exceeds $150,000.
The Borrower hereby elects to convert the Aggregate Conversion Amount indicated below into Common Stock, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Conversion Price:
Number of shares of Common Stock to be issued:
The Borrower hereby directs [Insert name of Borrower’s transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the transfer agent instructions from the Borrower and acknowledged and agreed to by [Insert name of Borrower’s transfer agent].
DATED: ___________________            TECOGEN INC.
By:
Name:
Title:

[Exhibit “C” to Senior Convertible Promissory Note]
US_ACTIVE-115646469

ACKNOWLEDGMENT
The Holder hereby acknowledges this Notice of Mandatory Conversion and hereby directs the Borrower to issue the Common Stock into which the Aggregate Conversion Amount is being converted in the following name and to the following address.

Issue to:

Facsimile Number:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

The Holder hereby represents that it is an “Accredited Investor” as defined in the rules and regulations under the Securities Act.

DATED: ___________________        MICHAELSON CAPITAL SPECIAL FUND LP
By:

Name:

Title:

[Exhibit “C” to Senior Convertible Promissory Note]
US_ACTIVE-115646469